Exhibit 24.2

POWER OF ATTORNEY

The undersigned constitutes and appoints each of Gerard Barron and Craig Shesky acting alone or together with another attorney-in-fact, as her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to the registration statement on Form S-3 (Registration No. 333-267479) (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the undersigned in the capacity and on the date indicated.

Signature	Title	Date

/s/ Andrew Greig	Director	October 5, 2022
Andrew Greig